Exhibit 10.11.1

ROCKVILLE BANK

First Amendment to the

Employment Agreement for William Crawford

WHEREAS, Rockville Financial, Inc., a Connecticut Corporation (the “Company”); Rockville Bank, a Connecticut savings bank and a wholly-owned subsidiary of the Company (the “Bank”); and William Crawford (the “Executive”) entered into an Employment Agreement effective as of January 3, 2011 (the “Agreement”);

WHEREAS, Section 12(a) of the Agreement authorizes modification of the Agreement by a writing executed by the parties thereto;

WHEREAS, the Bank, the Company and the Executive desire to amend the Agreement in the manner set forth below;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	The final sentence of Section 5(a) of the Agreement is amended to read in its entirety as follows:

“The equity grant shall vest in five equal installments (20% per year), beginning on the Effective Date and continuing on the following four anniversaries of the Effective Date, provided Executive is employed with the Bank on each such anniversary, such that the equity grant will be fully vested on the fourth anniversary of the Effective Date.”

2.	This First Amendment is effective as of January 3, 2011, as if included in the Agreement as originally executed by the Bank, the Company and the Executive.

IN WITNESS WHEREOF, Executive has hereunto set his hand and the Bank and the Company have each caused this instrument to be duly executed this 24th day of February, 2012.

ROCKVILLE BANK

By:	/s/ Raymond H. Lefurge, Jr.
Name:Raymond H. Lefurge, Jr.
Title: Chairman, Board of Directors,

ROCKVILLE FINANCIAL, INC.

By:	/s/ Raymond H. Lefurge, Jr.
Name: Raymond H. Lefurge, Jr.
Title: Chairman, Board of Directors,

/s/ William H. W. Crawford, IV
William Crawford